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                                                                EXHIBIT 99.d(32)


                                              December 1, 2002



Shenkman Capital Management, Inc.
461 Fifth Avenue
22nd Floor
New York, NY  10017-6283


              FORM OF INVESTMENT ADVISORY AGREEMENT FOR SUBADVISER
                          (HARBOR HIGH YIELD BOND FUND)


Dear Sirs:

Harbor Capital Advisors, Inc. (the "Adviser"), a Delaware corporation, with its principal offices at One SeaGate, Toledo, Ohio 43666, is the investment adviser to Harbor Fund (the "Trust") on behalf of Harbor High Yield Bond Fund (the "Fund"). The Trust has been organized under the laws of Delaware to engage in the business of an investment company. The shares of beneficial interest of the Trust ("Shares") are divided into multiple series including the Fund, as established pursuant to a written instrument executed by the Trustees of the Trust. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Pursuant to authority granted the Adviser by the Trust's Trustees, the Adviser has selected you to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth below. You are willing to act as such a sub-investment adviser and to perform such services under the terms and conditions hereinafter set forth, and you represent and warrant that you are an investment adviser registered under the Investment Advisers Act of 1940, as amended. Accordingly, the Adviser and the Trust on behalf of the Fund agree with you as follows:

1. DELIVERY OF FUND DOCUMENTS. The Adviser has furnished you with copies, properly certified or authenticated, of each of the following:

         (A) Agreement and Declaration of Trust of the Trust, as amended and restated from time to time, dated June 8, 1993 (the "Declaration of Trust").

         (B)      By-Laws of the Trust as in effect on the date hereof (the
                  "By-Laws").

         (C) Resolutions of the Trustees selecting the Adviser as investment adviser and you as a sub-investment adviser and approving the form of this Agreement.




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SHENKMAN CAPITAL MANAGEMENT, INC.
HARBOR HIGH YIELD BOND FUND
DECEMBER 1, 2002


         The Adviser will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, including future resolutions of the Trustees approving the continuance of the items listed in (c) above.
2. ADVISORY SERVICES. You will regularly provide the Fund with advice concerning the investment management of that portion of the Fund's assets which the Board of Trustees determines to allocate to you from time to time, which advice shall be consistent with the investment objectives and policies of the Fund as set forth in the Fund's Prospectus and Statement of Additional Information and any investment guidelines or other instructions received in writing from the Adviser. The Board of Trustees or the Adviser may, from time to time, make additions to and withdrawals from the assets of the Fund allocated to you. You will determine what securities shall be purchased for such portion of the Fund's assets, what securities shall be held or sold, and what portion of such assets shall be held uninvested, subject always to the provisions of the Trust's Declaration of Trust and By-Laws and the Investment Company Act and to the investment objectives, policies and restrictions (including, without limitation, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as a regulated investment company) of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund's Prospectus and Statement of Additional Information, or any investment guidelines or other instructions received in writing from the Adviser, and subject, further, to such policies and instructions as the Board of Trustees may from time to time establish and deliver to you. In accordance with paragraph 5, you or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities with brokers or dealers selected by you for that portion of the Fund's assets for which you serve as sub-investment adviser.

         The Adviser shall provide you with written statements of the Declaration of Trust; the By-Laws; the Fund's investment objectives and policies; the Prospectus and Statement of Additional Information and instructions, as in effect from time to time; and you shall have no responsibility for actions taken in reliance on any such documents. You will conform your conduct to, and will ensure that the portion of the portfolio of the Fund allocated to you complies with, the Investment Company Act and all rules and regulations thereunder, the requirements for qualification of the Fund as a regulated investment company under Subchapter M of the Code, all other applicable federal and state laws and regulations and with the provisions of the Fund's Registration Statement as amended or supplemented under the Securities Act of 1933, as amended, and the Investment Company Act; provided that the Adviser shall retain its oversight responsibilities with respect to the Fund's compliance with the foregoing laws, rules and regulations.

         In the performance of your duties hereunder, you are and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed to be an agent of the Trust or the Fund or of the Adviser. You will make your officers and employees available to meet with the Trust's officers and Trustees at least quarterly on due notice to review the investments and investment program of the portion of the Fund's assets allocated to you in the light of current and prospective economic and market conditions.

         The Adviser and the Trust understand and agree that nothing contained in this Agreement shall be deemed to impose upon you any obligation to purchase or sell, or to recommend for purchase or sale, for the Fund's account any security or other asset that you or your employees or affiliates



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SHENKMAN CAPITAL MANAGEMENT, INC.
HARBOR HIGH YIELD BOND FUND
DECEMBER 1, 2002



         may purchase or sell for your or their own account or for the account of any other client, if in your sole discretion it is for any reason undesirable or impracticable to take such action or make such recommendation for the Fund's account.

         Nothing in this Agreement shall limit or restrict the right of any of your directors, officers and employees who may also be a trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict your right to engage in any other business or to render service of any kind to any other corporation, firm, individual or association.

         You shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities that you manage for the Fund. The Adviser shall instruct the custodian and other parties providing services to the Fund to promptly forward misdirected proxies to you.

3. ALLOCATION OF CHARGES AND EXPENSES. You will bear your own costs of providing services hereunder. Other than as herein specifically indicated, you will not be required to pay any expenses of the Fund.

4. COMPENSATION OF THE SUBADVISER. For all investment management services to be rendered hereunder, the Adviser will pay a fee, as set forth in Schedule A attached hereto, quarterly in April, July, October and January, based on a percentage of the average of the actual net assets of the portion of the Fund that you managed at the close of the last business day of each month within the quarter. Determination of the net asset value of the Fund is computed daily by the Fund's custodian, and is consistent with the provisions of Rule 22c-1 under the Investment Company Act. Your fee will be based on the average of the net assets of the portion of the Fund that you manage, computed in the manner specified in the Fund's Prospectus and Statement of Additional Information for the computation of the net assets of the Fund by the Fund's custodian, on the last business day of each month within the quarter. If the determination of the value of net assets is suspended for the last business day of the month, then for the purposes of this paragraph 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets. If the Fund's custodian determines the value of the net assets of the Fund's portfolio more than once on any day, the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this paragraph 4.

         If you voluntarily resign or terminate this Agreement prior to December 1, 2007, you hereby acknowledge and agree that you shall not manage another publicly offered, single-manager, no-load high yield U.S. mutual fund for a period of nine months from the date of your effective resignation. Notwithstanding the foregoing, the Adviser may agree to release you from the aforesaid nine month period if you voluntarily resign or terminate this Agreement beginning on or after December 1, 2005.

5. AVOIDANCE OF INCONSISTENT POSITION AND BROKERAGE. In connection with purchases or sales of portfolio securities for the account of the portion of the Fund allocated to you, neither you nor any of your directors, officers or employees will act as a principal or agent or receive any compensation in connection with the purchase or sale of investment securities by the Fund, other than the compensation provided for in this Agreement. You or your agent shall arrange for the



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SHENKMAN CAPITAL MANAGEMENT, INC.
HARBOR HIGH YIELD BOND FUND
DECEMBER 1, 2002



         placing of all orders for the purchase and sale of portfolio securities for the portion of the Fund's account allocated to you with brokers or dealers selected by you. In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Fund the most favorable execution and net price available. It is also understood that it is desirable for the Fund that you have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, you are authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to you in connection with your services to other clients. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

         You will advise the Trust's custodian and the Adviser on a prompt basis of each purchase and sale of a portfolio security specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may be reasonably required. From time to time as the Board of Trustees or the Adviser may reasonably request, you will furnish to the Trust's officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities held in the portfolio, all in such detail as the Trust or the Adviser may reasonably request.

         On occasions when you deem the purchase or sale of a security to be in the best interest of the Fund as well as other of your clients, you, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by you in the manner you consider to be the most equitable and consistent with your fiduciary obligations to the Fund and to such other clients.

6. LIMITATION OF LIABILITY OF SUBADVISER. You will not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security on your recommendation, whether or not such recommendation shall have been based upon your own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made, and such other individual, firm or corporation shall have been selected without gross negligence and in good faith; but nothing herein contained will be construed to protect you against any liability to the Adviser, the Trust, the Fund or its shareholders by reason of your gross negligence or bad faith or willful misfeasance in the performance of your duties or by reason of your reckless disregard of your obligations and duties under this Agreement.

         The Adviser shall indemnify you for any damages and related expenses incurred by you as a result of the performance of your duties hereunder, unless the same shall result from behavior found by a final judicial determination to constitute willful misfeasance, bad faith, gross negligence or a reckless disregard of your obligations, as specified above.




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SHENKMAN CAPITAL MANAGEMENT, INC.
HARBOR HIGH YIELD BOND FUND
DECEMBER 1, 2002



         You shall keep the Fund's books and records in respect of transactions you execute on behalf of the Fund required by subparagraphs (b)(5),
         (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the Investment Company Act. You shall timely furnish to the Adviser all information relating to your services hereunder needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. You agree that all records which you maintain for the Fund are the property of the Fund and you shall surrender promptly and without any charge to the Fund any of such records required to be maintained by you; provided, that you (i) shall not be required to transfer any material that is not legally required to be maintained by or on behalf of the fund and that constitutes proprietary information or analyses, except as may be required by law or legal process; and (ii) may retain a copy of such records for informational purposes only and such records shall remain confidential as they relate to Harbor Fund.

7. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall remain in force until December 1, 2004 and from year to year thereafter, but only so long as such continuance, and the continuance of the Adviser as investment adviser of the Fund, is specifically approved at least annually in the manner prescribed in the Investment Company Act and the rules and regulations thereunder, subject however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. This Agreement may, on 30 days' written notice, be terminated at any time without penalties charged to the Fund, by the Board of Trustees, by vote of a majority of the outstanding voting securities of the Fund, by the Adviser, or by you. This Agreement will terminate immediately upon the assignment of the investment advisory agreement between the Adviser and the Trust, on behalf of the Fund. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of "interested person", "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulations or order.

8. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund and by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Adviser or you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, subject however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

         It shall be your responsibility to furnish to the Board of Trustees such information as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to paragraphs 7 or 8 hereof.

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.



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SHENKMAN CAPITAL MANAGEMENT, INC.
HARBOR HIGH YIELD BOND FUND
DECEMBER 1, 2002



10. MISCELLANEOUS. It is understood and expressly stipulated that neither the holders of Shares of the Trust or the Fund nor the Trustees shall be personally liable hereunder. The name "Harbor Fund" is the designation of the Trustees for the time being under the Declaration of Trust and all persons dealing with the Trust or the Fund must look solely to the property of the Trust or the Fund for the enforcement of any claims against the Trust or the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Fund. No series of the Trust shall be liable for any claims against any other series or assets of the Trust.

         The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. NOTICES. All communications and notices required or permitted to be sent under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or other electronic means (which is confirmed), by registered or certified mail (postage prepaid, return receipt requested) or by overnight delivery service to the addresses set forth below or other such address as either party may specify in writing to the other.

                           If to the Adviser:

                                    Harbor Capital Advisors, Inc.
                                    One SeaGate
                                    Toledo, OH 43666
                                    Attn: Constance L. Souders
                                    Fax: (419) 254-4205

                                    With a copy to:

                                    Karen Brenner Wasil
                                    Regulatory & Legal Compliance Manager
                                    Fax: (419) 254-4215
                                    At the same address


                           If to the Sub-Adviser

                                    Shenkman Capital Management, Inc.
                                    461 Fifth Avenue, 22nd Floor
                                    New York, NY 10017
                                    Attn: Mark R. Shenkman
                                    Fax: (212) 867-9106

                                    With a copy to:





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SHENKMAN CAPITAL MANAGEMENT, INC.
HARBOR HIGH YIELD BOND FUND
DECEMBER 1, 2002




                                    Richard H. Weinstein, Esq.
                                    At the same address


     12. DISCLOSURE STATEMENT The Adviser acknowledges receipt of your Form ADV,
         Part II, as required by Rule 204-3 under the Investment Company Act. If the Adviser has not received the Form ADV, Part II more than 48 hours prior to the date of execution if this Agreement, the Adviser understands that it may terminate this Agreement without penalty within five (5) business days after such date of execution, provided that any investment action taken by you with respect to the Fund's account prior to any such termination will be at the Fund's risk.

If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return one such counterpart to the Fund and the other such counterpart to the Adviser, whereupon this letter shall become a binding contract.

                              HARBOR FUND ON BEHALF OF
                              HARBOR HIGH YIELD BOND FUND

                              By:
                                 ----------------------------------------------
                                   David G. Van Hooser, Chairman of the Board

                              HARBOR CAPITAL ADVISORS, INC.

                              By:
                                 ----------------------------------------------
                                   Constance L. Souders, Senior Vice President

The foregoing Agreement is hereby accepted as of the date thereof.

                              SHENKMAN CAPITAL MANAGEMENT, INC.

                              By:
                                 ----------------------------------------------

                              Name:
                                   --------------------------------------------

                              Title:
                                    -------------------------------------------







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